UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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QNB Corp.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Proxy Statement April 14, 2015

P.O. Box 9005 Quakertown, PA 18951-9005 TEL (215)538-5600 FAX (215)538-5765

April 14, 2015

Dear Fellow Shareholder:

You are invited to attend QNB Corp.’s 2015 Annual Meeting of Shareholders on Tuesday, May 26, 2015. The meeting will be held at the offices of QNB Bank, 320 West Broad Street, Quakertown, Pennsylvania at 11:00 a.m., Eastern time. Enclosed are the notice of the annual meeting, proxy statement and proxy card for the annual meeting. Our 2014 Annual Report on Form 10-K accompanies these enclosures.

At this year's annual meeting, you are being asked to elect the four Class III director nominees of the Board of Directors, approve the 2015 Stock Incentive Plan and to ratify the Audit Committee’s appointment of Baker Tilly Virchow Krause, LLP as QNB Corp.’s independent registered public accounting firm for 2015. These proposals are fully described in the accompanying proxy statement, which you are urged to read carefully.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY ENDORSED THE NOMINEES FOR ELECTION. WE RECOMMEND THAT YOU VOTE "FOR" ALL FOUR NOMINEES, “FOR” THE ADOPTION OF THE 2015 STOCK INCENTIVE PLAN AND “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by completing, signing, dating and returning your proxy card in the enclosed envelope.

If you have any questions with regard to the annual meeting, please contact Jean Scholl at (215) 538-5600, extension 5719.

Thank you for your cooperation and continuing support.

Sincerely,

David W. Freeman

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

QNB CORP.

 TO BE HELD ON MAY 26, 2015

TO OUR SHAREHOLDERS:

The 2015 Annual Meeting of the Shareholders of QNB Corp. will be held at the offices of QNB Bank, 320 West Broad Street, Quakertown, Pennsylvania on Tuesday, May 26, 2015, beginning at 11:00 a.m., Eastern time, for the purpose of considering and acting upon the following matters:

(1)	election of the four Class III director nominees of the Board of Directors;

(2)	consideration of the Corporation’s 2015 Stock Incentive Plan;

(3)	ratification of the appointment of Baker Tilly Virchow Krause, LLP as QNB’s independent registered public accounting firm for 2015; and

(4)	such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors fixed the close of business on March 24, 2015 as the record date for the purpose of determining those shareholders entitled to notice of, and to vote at, the annual meeting, either in person or by proxy.

All shareholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, you are requested to complete, date and sign the proxy card, and return it promptly in the enclosed envelope provided. At any time prior to the proxy being voted, it is revocable by written notice to QNB Corp. in accordance with the instructions set forth in the enclosed proxy statement, including by voting at the meeting in person.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 26, 2015: Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the 2015 Annual Meeting of Shareholders are available on the Internet. The proxy statement, the proxy card and the 2014 Annual Report to Shareholders on Form 10-K are available at www.qnbbank.com under the “Investor Relations” link.

If you plan to attend the annual meeting, please bring photo identification. If your shares are held in the name of a broker or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker or nominee confirming your ownership as of the record date.

By Order of the Board of Directors,

Lucy P. N. Sharp, Esq.

Secretary

Quakertown, Pennsylvania

April 14, 2015

QNB Corp.

15 North Third Street

P.O. Box 9005

Quakertown, Pennsylvania 18951

(215) 538-5600

PROXY STATEMENT

2015 ANNUAL MEETING OF SHAREHOLDERS – MAY 26, 2015

This proxy statement is being furnished to holders of the common stock, par value $0.625 per share, of QNB Corp. (herein referred to as QNB or the Corporation) in connection with the solicitation of proxies by the Board of Directors for use at the 2015 Annual Meeting of Shareholders.

As of the date of this proxy statement, the Board of Directors knows of no business that will be presented for consideration at the annual meeting other than that referred to in the accompanying Notice of Annual Meeting and described in this proxy statement. As to other business, if any, properly presented at the annual meeting, executed proxies will be voted in accordance with the judgment of the person or persons voting the proxy or the recommendation of the Board of Directors.

The cost of solicitation of proxies will be paid by QNB. QNB will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of QNB’s common stock. In addition to solicitations by mail, directors, officers, and employees of QNB and the Bank may solicit proxies personally, by telephone or other electronic means without additional compensation.

These proxy materials are first being mailed to shareholders on or about April 14, 2015.

Date, Time and Place of Meeting

QNB Corp.’s annual shareholders’ meeting will be held on Tuesday, May 26, 2015, beginning at 11:00 a.m., Eastern time. The meeting will be held at QNB Bank’s (the Bank) offices at 320 West Broad Street, Quakertown, Pennsylvania.

Outstanding Securities; Quorum; Voting Rights; and Record Date

The close of business on March 24, 2015 was fixed as the record date for the purpose of determining those shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the meeting. As of the close of business on the record date, QNB had 3,323,685 shares of common stock issued and outstanding.

Shareholders are entitled to one vote for each share of common stock held of record on the record date with respect to each matter to be voted on at the annual meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the common stock on the record date is necessary to constitute a quorum at the annual meeting. We intend to count as present shares present in person but not voting and shares for which we have received proxies but for which the holders of such shares have withheld votes or abstained. We also intend to count as present shares represented by proxies returned by a broker holding shares for a beneficial owner in nominee or street name even if the shares are not entitled to be voted on a particular proposal because the nominee does not have discretionary voting authority with respect to that proposal and has not received instructions from the beneficial owner (commonly referred to as “broker non-votes”).

QNB’s Bylaws and Pennsylvania law govern the vote needed to elect directors and approve the other matters to be considered at the annual meeting. In the case of the election of the Class III directors, assuming the presence of a quorum, the four candidates receiving the highest number of votes will be elected to the Board of Directors. Assuming the presence of a quorum, a majority of the votes cast at the meeting is required to approve the Corporation’s 2015 Stock Incentive Plan and the ratification of the appointment of Baker Tilly Virchow Krause, LLP as QNB’s registered public accounting firm for 2015. Because they are not considered votes cast, abstentions and broker non-votes have no effect on the matters to be considered at the annual meeting.

You may not vote your shares held by a broker in nominee or “street” name at the annual meeting unless you obtain a legal proxy from your broker or holder of record.

Solicitation of Proxies

The Board of Directors is soliciting proxies for use at QNB’s 2015 Annual Meeting of Shareholders.

Voting and Revocability of Proxies

Shares of common stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated on the proxies, the shares will be voted FOR the election of QNB’s nominees to the Board of Directors, FOR the adoption of the proposed 2015 Stock Incentive Plan and FOR the appointment of Baker Tilly Virchow Krause, LLP as QNB’s independent registered public accounting firm for 2015. The Board of Directors does not anticipate that any matters will be presented at the annual meeting other than as set forth in the accompanying Notice of Annual Meeting. In the event that any other matters are properly presented at the annual meeting, proxies will be voted at the discretion of the proxy holders as to such matters upon the recommendation of the Board of Directors.

A shareholder of record who executes and returns a proxy has the power to revoke it at any time before it is voted by delivering to Lucy P. N. Sharp, Esq., Secretary of QNB, at the offices of QNB, at 320 West Broad Street, P.O. Box 9005 Quakertown, Pennsylvania, 18951, either a written notice of the revocation or a duly executed later-dated proxy, or by attending the annual meeting and voting in person after giving notice of the revocation.

PROPOSAL 1

ELECTION OF THE FOUR CLASS III DIRECTOR NOMINEES

The Board of Directors

QNB’s Articles of Incorporation and Bylaws provide that the Board of Directors consists of no less than seven or no more than fifteen members divided into three classes, Class I, Class II, and Class III, as nearly equal in number as possible. G. Arden Link, a current member of the Class III directors, will not stand for re-election, as he has attained the age of 75 prior to the annual meeting and will thus no longer be eligible to serve on the Board. At the recommendation of the Nominating Committee, the Board of Directors has nominated Jennifer L. Mann and Scott R. Stevenson for election to the Board as Class III directors. The remaining directors constituting Class III have been nominated for re-election at the annual meeting. Directors in Class I and Class II will hold office until the 2016 and 2017 annual meetings, respectively.

The Class III Director Nominees of the Board of Directors

At the annual meeting, four Class III directors will be elected. Each director so elected will hold office until the 2018 Annual Meeting of Shareholders and until his or her successor in office is duly qualified and elected.

To the extent given discretion, the persons named in the accompanying proxy intend to vote FOR each of the nominees listed below. Each nominee has consented to being nominated as a director and, as far as the Board of Directors and management of QNB are aware, will serve as a director if elected. In the event that any nominee should decline to serve or be unable to serve, the persons named in the accompanying proxy may vote for the election of such person or persons as the Board of Directors recommends.

Set forth on the following pages, we include the following information with respect to each director and director nominee:

●	their names and ages;
●	the years they first became directors of QNB and the Bank;
●	their principal occupations and other directorships over the past five years; and
●	a brief discussion of the specific experience, qualifications, attributes or skills that led to our Board’s conclusion that the person should serve as a director.

Voting Requirements

The four director candidates are required to be elected by a plurality of the total votes cast. Thus, the four persons receiving the highest number of votes will be elected. Votes may be cast in favor or withheld for any or all of the nominees.

RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EACH OF THESE NOMINEES BE ELECTED AS A CLASS III DIRECTOR.

CURRENT CLASS III DIRECTORS AND NOMINEES FOR THREE YEAR TERM EXPIRING IN 2018

Thomas J. Bisko

Director of QNB Corp. since 1986

Director of the Bank since 1985

Age 67

Mr. Bisko served as the Chief Executive Officer of QNB and the Bank from March 1988 to December 2012. Mr. Bisko served as the President of QNB from May 1986 to September 2010 and the President of the Bank from September 1985 to September 2010. Mr. Bisko has also held the position of Treasurer of QNB from February 1986 to December 2012. Prior to joining QNB, Mr. Bisko was an examiner for the Office of the Comptroller of the Currency and a consultant with a firm specializing in the banking industry. Mr. Bisko served on many local Boards including St. Luke’s Quakertown Hospital and the Upper Bucks YMCA. Mr. Bisko’s educational background includes a Bachelor of Science degree in business administration from King’s College. The Board believes Mr. Bisko’s career in banking gives him the qualifications and skills to serve as a QNB director.

Dennis Helf

Chairman of the Board since 2002

Director of QNB Corp. since 1997

Director of the Bank since 1996

Age 68

Mr. Helf has been a Registered Investment Advisor since 1995 and has over 30 years of experience investing in community bank stocks. Prior to 1995 Mr. Helf was the managing partner in a law firm and spent 22 years representing five financial institutions in all facets of the law affecting financial institutions with a particular concentration in commercial lending and workouts. Mr. Helf served on the Board of Sellersville Savings & Loan and has long-term involvement with many nonprofit organizations in QNB’s market area. Mr. Helf’s educational background includes a Bachelor of Arts degree from Muhlenberg College, a Juris Doctorate from Villanova School of Law and a Masters in Tax Law from Temple University Law School. The Board believes that Mr. Helf’s extensive legal and business experience in the financial services industry gives him the qualifications and skills to serve as a QNB director.

Jennifer L. Mann

Nominated for Director of QNB Corp. and the Bank

Age 45

Ms. Mann is the founder and President of JL Mann Consulting, LLC, a firm that provides customized business solutions to wide array of companies. Elected to serve Allentown, Ms. Mann was a state representative from 1998 to 2012. As a member of the national Democratic Leadership Council (DLC) Leadership Team, Ms. Mann served as chairwoman of the DLC’s State Legislative Advisory Board. Prior to serving in the House, Ms. Mann launched and managed a successful wireless telecommunications business in Allentown. Ms. Mann also serves on a number of community and nonprofit boards including the board of the Lehigh Valley Community Foundation, the board of the Arthritis Foundation of the Lehigh Valley and the executive board of the Minsi Trails Council of the Boy Scouts of America. Ms. Mann earned degrees in government and economics from Lehigh University. The Board believes that Ms. Mann’s business experience, combined with her legislative background and her legislative focus on business-friendly economic policies, gives her a unique understanding of the challenges and opportunities associated with entrepreneurship and business leadership, provides the qualifications and skills to serve as a QNB director.

Scott R. Stevenson

Nominated for Director of QNB Corp. and the Bank

Age 54

Mr. Stevenson was appointed President/CEO of Phoebe Ministries in June 2008 and also serves as the organization’s Chief Financial Officer, to which he was appointed to in 2006. In addition, he serves as President of the organization’s Reciprocal Risk Retention Group. Prior to his appointment with Phoebe Ministries, Mr. Stevenson was the Chief Financial Officer of Graduate Hospital, Philadelphia, Pennsylvania, and prior to that served as Vice President of Financial Operations for Diakon Lutheran Social Ministries. He holds a Bachelor’s Degree in Accounting and an MBA in Healthcare Systems Management. Mr. Stevenson serves or served on a number of boards including:  CHHSM (Council for Health and Human Service Ministries), Highmark Blue Shield Regional Advisory Board, QNB Regional Advisory Board, and New Life Bible Fellowship Elder Board. The Board believes that Mr. Stevenson’s extensive senior managerial experience including his financial accounting background and experience provide the qualifications and skills for him to serve as a QNB director.

Continuing Directors Serving Until 2016 (Class I Directors)

Autumn R. Bayles

Director of QNB Corp. and the Bank since December 2012

Age 44

Ms. Bayles is Vice President of Global Operational Excellence for Aramark Corp., a global food and facilities company (March 2013 to present). Prior to that Ms. Bayles served as Aramark Corp’s Vice President of Strategic Development (October 2011 to March 2013). Before joining Aramark Corp. Ms. Bayles was Senior Vice President of Strategic Operations from 2006 to 2011, and Chief Information Officer from 2003 to 2006 for Tasty Baking Company, a consumer packaged goods company. Ms. Bayles’ educational background includes a Bachelor of Science degree in industrial engineering from Lehigh University and a Masters of Business Administration from University of Pennsylvania’s Wharton School. Ms. Bayles’ career has focused on operational improvements and innovative growth opportunities leveraging technology and process changes. The Board believes that Ms. Bayles’ expertise in the areas of business strategy, operations and technology and her experience with a public company give her the qualifications and skills to serve as a QNB director.

David W. Freeman

Director of QNB Corp. since December 2012

Director of the Bank since 2010

Age 58

Mr. Freeman has been the Chief Executive Officer of QNB and the Bank from January 2013 to present. Mr. Freeman served as the President of QNB and the Bank from September 2010 to present. Mr. Freeman also served as Chief Operating Officer of QNB and the Bank from September 2010 to December 2012. Prior to joining QNB, Mr. Freeman was the Division President of the Drovers Bank Division of Fulton Bank from March 2002 to March 2010. Mr. Freeman serves on several local Boards including St. Luke’s Hospital, Upper Bucks YMCA and The Bucks County Symphony. Mr. Freeman’s educational background includes a Bachelor of Science degree in business management from Franklin University, a Masters of Business Administration from The Ohio State University and is a graduate of ABA Stonier Graduate School of Banking. The Board believes Mr. Freeman’s career in banking, including his position as President and Chief Executive Officer of QNB and the Bank, gives him the qualifications and skills to serve as a QNB director.

Gary S. Parzych

Director of QNB Corp. and the Bank since 1995

Age 59

Mr. Parzych is the President of Eugene T. Parzych, Inc., a construction company (1980 to present), President of Finland Leasing Company, Inc., a real estate holding company (1986 to present), a Partner in G & T Properties, a real estate holding company (1999 to present) and President of Gargen Incorporated, a sporting goods dealer (2008 to present). Mr. Parzych was a Quakertown School Board director from 1987 to 2004 and is currently a Trustee for the Upper Bucks YMCA. Mr. Parzych also is involved in other service organizations. Mr. Parzych’s business experience and his knowledge of the construction industry along with his years of service as a director provide the Board with valuable industry experience and knowledge of QNB.

Continuing Directors Serving Until 2017 (Class II Directors)

Kenneth F. Brown, Jr.

Director of QNB Corp. and the Bank since 1993

Age 59

Mr. Brown is the President of McAdoo & Allen, Inc., a manufacturer of pigment dispersions and high performance coatings (September 1989 to present). Mr. Brown also serves or has served as a Director and Trustee for various local nonprofit organizations including the Upper Bucks YMCA and St. Luke’s Quakertown Hospital. Mr. Brown’s success in building and managing McAdoo and Allen, Inc. along with his prominent role in the community and years of service as a director of QNB give Mr. Brown the qualifications and skills to serve as a director of QNB.

Anna Mae Papso

Director of QNB Corp. and the Bank since 2004

Age 71

Ms. Papso retired from West Pharmaceutical Services, Inc., a manufacturer of specialized pharmaceutical packaging and medical device components in 2001. Ms. Papso served as a Corporate Vice President and Chief Financial Officer from 2000 to 2001 and prior thereto as Vice President and Corporate Controller from 1989 to 2000. Ms. Papso’s educational background includes a Bachelor of Science degree in business administration and a Masters of Business Administration, both from Drexel University. The Board believes that Ms. Papso’s financial, business and accounting experience at publicly traded companies as well as her background in public accounting give her the qualifications and skills to serve as a QNB director.

Henry L. Rosenberger

Director of QNB Corp. and the Bank since 1984

Age 69

Mr. Rosenberger owns and operates Tussock Sedge Farms and was a Director of Wood Composite Technologies, Inc. (2000 to 2011). Mr. Rosenberger was the President of Rosenberger Companies, Ltd., a cold storage company from 1998 to 2006. Mr. Rosenberger is very active in the local community and served as Board Chairman of Dock Woods Community, Inc., a retirement community, from 1992 to 2002 and was a Director of Dock Woods Community, Inc. from 1978 to December 2002. The Board believes that Mr. Rosenberger’s business experience combined with his years of service on the Board and his prominence in the community give him the qualifications to serve as a director of QNB.

W. Randall Stauffer

Director of QNB Corp. and the Bank

Age 60

Mr. Stauffer is President of Stauffer Manufacturing Corporation (January 2005 to present), a national distributor of gloves and safety equipment. Mr. Stauffer has been employed at Stauffer Manufacturing since 1976, holding various positions and is part of the fourth generation in the family business. Mr. Stauffer is the managing member of Stauffer Realty Trust, LLC (March 2005 to present), a commercial real estate partnership. Mr. Stauffer is also the managing member of WR and JR Realty, LLC (1987 to present), a residential real estate partnership. Mr. Stauffer’s educational background includes a Bachelor of Science degree in Business Administration from Elizabethtown College. Mr. Stauffer’s business experience and long term involvement with many non-profit organizations in the Upper Perkiomen Valley give him the qualifications to serve as a director of QNB.

EXECUTIVE OFFICERS OF QNB AND/OR THE BANK

The following list sets forth the names of the executive officers of QNB, and other significant employees of the Bank, their respective ages, positions held, recent business experience with QNB Corp. and the Bank, and the period they have served in their respective capacities.

David W. Freeman

Age 58; Chief Executive Officer of QNB Corp. and the Bank from January 2013 to present; President of QNB Corp. and the Bank from September 2010 to present; Chief Operating Officer of QNB Corp. and the Bank from September 2010 to December 2012; Division President of the Drovers Bank Division of Fulton Bank from March 2002 to March 2010.

Jennifer L. Frost

Age 39; Executive Vice President, Chief Technology Officer from January 2015 to present; Senior Vice President, Chief Information Technology Officer from August 2011 to December 2014; Vice President, Director of Operation and Information Technology for Republic Bank, Philadelphia, PA from January 2003 to June 2011.

Janice S. McCracken Erkes

Age 50; Chief Financial Officer of QNB Corp. from September 2014 to present; Executive Vice President, Chief Financial Officer of the Bank from September 2014 to present; Chief Financial Officer, Noah Bank, Elkins Park, PA from May 2014 to September 2014; Chief Accounting Officer, Noah Bank, from December 2010 to April 2014; Chief Financial Officer, National Penn Bank, Boyertown, PA from February 2010 to September 2010; EVP and Director Finance and Management Accounting, National Penn Bank from January 2007 to January 2010.

Scott G. Orzehoski

Age 49; Executive Vice President, Chief Lending Officer of the Bank from July 2011 to present; Senior Vice President, Chief Lending Officer of the Bank from February 2008 to June 2011; Senior Vice President, Commercial Lending Officer of the Bank from January 2002 to July 2011; Vice President, Commercial Lending Officer of the Bank from August 1997 to December 2001; Assistant Vice President, Commercial Lending Officer of the Bank from February 1996 to July 1997.

Dale A. Wentz

Age 59; Executive Vice President, Chief Retail Officer from January 2015 to present; Senior Vice President, Chief Retail Officer of the Bank from October 2008 to December 2014; Vice President, Fairmont Quality Service & Sales Development, Frederick, PA from March 1999 to September 2008.

BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth, as of March 24, 2015, the number of shares of common stock, par value $0.625 per share, beneficially owned by each current director and nominee for director, by each executive officer, and by all directors, nominees and executive officers of QNB and the Bank, as a group. Unless otherwise indicated, shares are held individually and not pledged as security. The address for each person is 320 West Broad Street, P.O. Box 9005, Quakertown, Pennsylvania 18951.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Class (2)

Autumn R. Bayles	800		*
Thomas J. Bisko	27,904	(3)	*
Kenneth F. Brown, Jr.	150,100	(4)	4.47%
David W. Freeman	10,747	(5)	*
Jennifer L. Frost	5,491	(6)	*
Dennis Helf	34,861	(7)	1.04%
G. Arden Link	10,894	(8)	*
Jennifer L. Mann	0		*
Janice McCracken Erkes	0		*
Scott G. Orzehoski	14,826	(9)	*
Anna Mae Papso	3,888		*
Gary S. Parzych	10,122	(10)	*
Henry L. Rosenberger	40,408	(11)	1.20%
W. Randall Stauffer	24,861	(12)	*
Scott R. Stevenson	800		*
Dale A. Wentz	9,190	(13)	*
Current Directors, Nominees & Executive Officers as a Group (16 persons)	344,892	(14)	10.28%
*	Less than 1.00%

(1)

The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the SEC and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities as to which the individual has, or shares, voting or investment power or has the right to acquire beneficial ownership within 60 days after March 24, 2015. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Numbers are rounded off to the nearest one-hundredth percent.
(3)	Includes 22,586 shares owned jointly by Mr. Bisko with his wife and 325 shares held in her individual capacity.
(4)	Includes 148,336 shares owned jointly by Mr. Brown with his wife.
(5)	Includes 7,750 options.
(6)	Includes 5,275 options.
(7)	Includes 22,043 shares owned jointly by Mr. Helf with his wife.
(8)	Includes 8,059 shares owned jointly by Mr. Link with his wife.
(9)	Includes 5,950 options.
(10)	Includes 2,589 shares owned by Mr. Parzych’s wife and 3,232 shares held of record by Eugene T. Parzych, Inc., a construction company owned by Mr. Parzych.
(11)	Includes 1,536 share owned jointly by Mr. Rosenberger with his wife and 8,796 shares held in her individual capacity.
(12)	Includes 22,321 shares owned by Mr. Stauffer’s wife.
(13)	Includes 5,750 options.
(14)

Includes 31,650 options, in the aggregate which are exercisable within 60 days of the record date; thus, the percentage ownership calculation is based upon an aggregate of 3,355,335 shares outstanding.

BENEFICIAL OWNERSHIP OF SECURITIES

On March 24, 2015, 3,323,685 shares of common stock, par value $0.625 per share, were issued, outstanding and entitled to vote. The following table sets forth the names of each person who, directly or indirectly, are known to QNB’s management to be the beneficial owners of at least 5% of QNB's outstanding common stock as of March 24, 2015.

Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percentage of Class (2)

Ithan Creek Master Investors (Cayman), L.P. c/o Wellington Management Company, LLP 280 Congress Street Boston, MA 02210	167,385	5.04%

(1)	Information about Ithan Creek Master Investors (Cayman), L.P. is derived from its Schedule 13G/A filed with the SEC on February 12, 2015.
(2)	Numbers are rounded off to the nearest one-hundredth percent.

GOVERNANCE OF THE CORPORATION

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Pennsylvania law (the state in which we are incorporated), the rules and listing standards of the Nasdaq Stock Market and SEC regulations, as well as best practices suggested by recognized governance authorities.

The structure of the Corporation’s Board leadership consists of an independent non-employee Chairman, Mr. Helf, a non-independent Principal Executive Officer, David W. Freeman, and a majority of independent non-employee directors. The independent directors of the Board meet separately at least twice a year without management present. Additionally, the Corporation has an active Board Committee structure in which members of the Board of Directors attend and actively participate in the following Committees: Investment/Asset & Liability Management Committee, Audit Committee, Compensation Committee, Executive Committee, Loan Committee, Nominating and Governance Committee, Strategic Planning Committee and Wealth Management Committee. The active participation in these Committees in addition to the monthly Board of Directors’ meetings provides the independent members of the Board the necessary insight into the daily operations of the Corporation. The Board believes that this Board leadership structure most effectively represents the best interests of shareholders in maximizing value.

Currently, our Board of Directors has 10 members. Under the rules adopted by the Securities and Exchange Commission and Nasdaq Stock Market for independence, Autumn R. Bayles, Kenneth F. Brown, Jr., Dennis Helf, G. Arden Link, Anna Mae Papso, Gary S. Parzych, Henry L. Rosenberger and W. Randall Stauffer meet the standards for independence. These directors represent more than a majority of our Board of Directors.

Our Board of Directors determined that the following directors were not independent within the meaning of the rules and listing standards of the Nasdaq Stock Market: David W. Freeman, President and Chief Executive Officer of QNB; and, Thomas J. Bisko, who retired as President and Chief Executive Officer of QNB in December 2012 and accordingly will not be considered independent under Nasdaq Stock Market rules for a period of three years from his retirement.

Our Board of Directors has determined that a lending relationship resulting from a loan made by the Bank to a director would not affect the determination of independence if the loan complies with Regulation O under the federal banking laws. Our Board of Directors also determined that maintaining with the Bank a deposit, savings or similar account by a director or any of the director’s affiliates would not affect the determination of independence if the account is maintained on the same terms and conditions as those available to similarly situated customers. Additional categories or types of transactions or relationships considered by our Board of Directors regarding director independence include, but are not limited to, vendor or contractual relationships with directors or their affiliates.

Risk Management

The management of risk is fundamental to the business of banking and integral to the daily operations of the Corporation. The Board of Directors oversees the Risk Management functions of the Corporation through policies which are reviewed at least on an annual basis and by representation on Loan Committee, and the joint Investment/ Asset & Liability Committee. The minutes from these Committees are reported to the full Board of Directors. Currently, QNB does not have a Chief Risk Officer or an Enterprise Risk Management Committee.

Code of Ethics

We have adopted a Code of Ethics for Directors, officers and employees of QNB and the Bank. It is intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws as well as other matters. A copy of the Code of Ethics is posted on our website at http://www.qnbbank.com under “Governance Documents”.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS OF QNB AND THE BANK

Set forth below is a list of each of our current Board members and our current Board committee members. The respective chairperson of each of the Board committees is also noted below. Each current director of QNB is also a current member of the Bank’s Board of Directors.

Board Member	Board	Audit	Compensation	Executive	Nominating
Autumn R. Bayles	X	X	C
Thomas J. Bisko	X			X
Kenneth F. Brown, Jr.	X		X	X	C
David W. Freeman	X			X
Dennis Helf	C	X		C
G. Arden Link	X				X
Anna Mae Papso	X	C		X
Gary S. Parzych	X
Henry L. Rosenberger	X	X	X		X
W. Randall Stauffer	X		X

Meetings Held in 2014	12	5	3	3	1
C – Chairperson

All current directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors (held for the period for which he or she has been a director) and the total number of meetings held by all committees of the Board of Directors on which he or she served (during the periods that he or she served).

QNB has no specific policy requiring directors to attend the Annual Meeting of Shareholders; however, director attendance is strongly encouraged. All current members of the Board of Directors were present at the 2014 Annual Meeting of Shareholders. It is anticipated that all members of the Board of Directors will attend the 2015 Annual Meeting of Shareholders.

QNB’s Board of Directors established and maintains the following committees, among others:

Audit Committee. The Audit Committee recommends the engagement and dismissal of the independent registered public accounting firm, reviews their annual audit plan and the results of their auditing activities, and considers the range of audit and non-audit fees. It also reviews the general audit plan, scope and results of QNB's procedures for internal auditing. The reports of examination of QNB and its subsidiary by bank regulatory examiners are also reviewed by the Audit Committee. The Audit Committee also reviews all SEC filings and earnings press releases. The Audit Committee meets with management and the auditors prior to the filing of officers’ certifications with the SEC to receive information concerning, among other things, the adequacy of the design and operation of internal controls, including significant deficiencies identified, if any.

All members of the Audit Committee are independent directors pursuant to the rules adopted by the SEC and the corporate governance standards promulgated by the Nasdaq Stock Market. In determining whether a director is independent for purposes of each of the above stated guidelines, the Board of Directors must affirmatively determine that the directors on the Audit Committee do not, among other things, accept any consulting, advisory, or other compensatory fee from QNB. Applying these standards, the Board of Directors has determined that all of the directors on the Audit Committee are independent. The members of QNB’s Audit Committee are Directors Bayles, Helf, Papso and Rosenberger.

The Board of Directors has determined that Anna Mae Papso meets the requirements adopted by the SEC and Nasdaq Stock Market for qualification as an Audit Committee financial expert. Ms. Papso has past employment experience as a Corporate Vice President, Chief Accounting Officer and Chief Financial Officer providing her with diverse and progressive financial management experience, as well as expertise in internal controls and U.S. accounting rules and SEC reporting. An Audit Committee financial expert is defined as a person who has the following attributes: (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting; and (v) an understanding of audit committee functions.

The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the Audit Committee and the Board of Directors in the absence of such identification. Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the SEC does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors. Additionally, a person who is determined to be an Audit Committee financial expert will not be deemed an “expert” for purposes of Section 11 of the Securities Act of 1933.

The Audit Committee operates under a formal charter that governs its duties and conduct. The Audit Committee Charter is available on our website at www.qnbbank.com under “Governance Documents”.

The Audit Committee has also adopted a Whistleblower Policy to enable confidential and anonymous reporting of questionable accounting or auditing matters, fraudulent activities, or misconduct to the Audit Committee. The policy also is available on our website at www.qnbbank.com under “Governance Documents”.

Compensation Committee. The Compensation Committee's primary functions are to review and approve key executive salaries and salary policy, determine the salary of the Chief Executive Officer and to administer equity compensation plans. In formulating its recommendations for the other executive officers, the Compensation Committee will consider information provided by Mr. Freeman related to subordinate executives. In addition, the Committee reviews the general guidelines on compensation for all employees. The Board of Directors has determined that all of the directors serving on the Compensation Committee are independent for the purposes of the rules adopted by the SEC and the corporate governance standards promulgated by the Nasdaq Stock Market. The Compensation Committee has a formal charter which is available on our website at www.qnbbank.com under “Governance Documents”. The members of the Compensation Committee are Directors Bayles, Brown, Rosenberger and Stauffer.

Executive Committee. The Executive Committee is authorized to exercise all of the authority of the Board of Directors in the management of QNB between Board meetings, unless otherwise provided in QNB’s Bylaws. The members of the Executive Committee are Directors Bisko, Brown, Freeman, Helf and Papso.

Nominating Committee. The Board of Directors has determined that all of the directors serving on the Nominating Committee are independent for the purposes of the rules adopted by the SEC and the corporate governance standards promulgated by the Nasdaq Stock Market. The principal duties of the Nominating Committee include developing and recommending to the Board criteria for selecting qualified director candidates, identifying individuals qualified to become Board members, evaluating and selecting, or recommending to the Board, director nominees for each election of directors, considering committee member qualifications, appointment and removal, recommending codes of conduct and codes of ethics applicable to the Corporation and providing oversight in the evaluation of the Board and each committee. The Nominating Committee has no formal process for considering director candidates recommended by shareholders, but the Nominating Committee will consider such candidates and its policy is to give due consideration to all candidates. If a shareholder wishes to recommend a director candidate as a possible nominee for the 2016 annual meeting of shareholders, the shareholder should mail the name, background and contact information for the candidate to the Nominating Committee at the Corporation's offices at P.O. Box 9005, Quakertown, PA 18951 no later than February 12, 2016. The Nominating Committee has a formal charter which is available on our website at www.qnbbank.com under “Governance Documents”. Members of the Nominating Committee include Directors Brown, Link and Rosenberger.

In considering individual director candidates, the Nominating Committee considers individuals who, in the judgment of the Committee, would be best qualified to serve on the Board. The Nominating Committee does not specifically consider diversity of gender or ethnicity in fulfilling its responsibilities to select qualified and appropriate director candidates. Instead, the Committee will seek to balance the existing skill sets of current Board members with the need for other diverse skills and qualities that will complement the Corporation’s strategic vision. All director candidates are evaluated based on general characteristics and specific talents and skills needed to increase the Board’s effectiveness. Additionally, all candidates must possess an unquestionable commitment to high ethical standards and have a demonstrated reputation for integrity.

AUDIT COMMITTEE REPORT

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, QNB’s Audit Committee submits the following report:

Audit Committee Report to Board of Directors

The Board of Directors has formally adopted an Audit Committee Charter setting forth the Committee's duties. The Charter delegates to the Committee responsibility for overseeing QNB's financial reporting process. In that connection, the Committee has discussed and reviewed the Corporation's audited financial statements for 2014 with management and Baker Tilly Virchow Krause, LLP, QNB's independent registered public accounting firm.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control. Baker Tilly Virchow Krause, LLP is responsible for expressing an opinion on the conformity of QNB's audited financial statements with generally accepted accounting principles.

In discharging its responsibilities, the Committee's review of the Corporation's financial statements for 2014 included discussion of the quality, not just the acceptability, of the accounting principles used, the reasonableness of significant judgments made, and the clarity, consistency and completeness of disclosures in such financial statements with management and Baker Tilly Virchow Krause, LLP, as required by PCAOB Auditing Standard No. 16, Communication with Audit Committees (as modified or supplemented).

The Audit Committee has considered the compatibility of non-audit services provided by Baker Tilly Virchow Krause, LLP with the maintenance of QNB's registered public accounting firm's independence. Baker Tilly Virchow Krause, LLP has provided written disclosures and a letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding its firm's communications with the Audit Committee concerning independence. These disclosures have been reviewed by the Audit Committee and discussed with management and Baker Tilly Virchow Krause, LLP.

The Committee discussed with QNB's internal auditors and Baker Tilly Virchow Krause, LLP the overall scope and plans for their respective audits, and met with both firms, with and without management present, to discuss the results of their examinations, their evaluations of QNB's internal controls and the overall quality of QNB's financial reporting process.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

Respectfully submitted, THE AUDIT COMMITTEE Anna Mae Papso, Chairperson Autumn R. Bayles Dennis Helf Henry L. Rosenberger

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee has a policy for the pre-approval of services provided by the independent registered public accounting firm. The policy requires the Audit Committee to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit related services, tax services, and other services. Under the policy, pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also pre-approve particular services on a case by case basis. The Audit Committee has delegated to the Chairperson of the Audit Committee authority to pre-approve services not prohibited by law to be performed by our independent registered public accounting firm and associated fees up to a maximum for any one service of $5,000. All of the services related to the Audit Related Fees, Tax Fees, and All Other Fees described below were approved by the Audit Committee pursuant to the pre-approval provisions set forth in applicable rules issued by the SEC and the Audit Committee’s pre-approval policy.

Audit Fees, Audit Related Fees, Tax Fees, and All Other Fees

On October 1, 2014, the Corporation was notified that the audit practice of ParenteBeard LLC was combined with Baker Tilly Virchow Krause, LLP.  As a consequence, on that same date, ParenteBeard LLC resigned as the Corporation’s independent registered public accounting firm.  ParenteBeard LLC’s report of independent registered public accounting firm regarding the Corporation’s consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.  During the years ended December 31, 2013 and 2012, and during the interim period from the end of the most recently completed fiscal year through October 1, 2014, the Corporation did not have any disagreements with ParenteBeard LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of ParenteBeard LLC, would have caused it to make reference to such disagreement in its reports.  During the years ended December 31, 2013 and 2012 and the subsequent period through October 1, 2014, the Corporation did not have any “reportable events” as described in Item 304(a)(1)(v) of the SEC’s Regulation S-K.

Prior to engaging Baker Tilly Virchow Krause, LLP, the Corporation did not consult with Baker Tilly Virchow Krause, LLP regarding the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by Baker Tilly Virchow Krause, LLP on the Corporation’s consolidated financial statements, and Baker Tilly Virchow Krause, LLP did not provide any written or oral advice that was an important factor considered by the Corporation in reaching a decision as to any such accounting, auditing or financial reporting issue.

The following table shows the fees paid by the Corporation in 2014 and 2013 for the audit and other services provided by Baker Tilly Virchow Krause, LLP and its predecessor, ParenteBeard LLC, for those years:

	2014	2013
Audit fees	$170,857	$110,810
Audit related fees	9,351	9,476
Audit and audit related fees	180,208	120,286
Tax fees	-	3,535
All other fees	-	1,256
Total fees	$180,208	$125,077

Audit Fees include professional services rendered for the audit of QNB’s annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA or Section 404 of the Sarbanes-Oxley Act), including out-of-pocket expenses.

Audit Related Fees include assurance and related services related to the performance of the audit of the employee benefit plan.

Tax Fees include fees billed for the preparation of state and federal tax returns and assistance with calculating estimated tax payments.

All Other Fees would include fees billed for products and services other than the services reported under the Audit Fees, Audit Related Fees, or Tax Fees sections of the table above. These fees relate to assistance for the annual and quarterly XBRL filings.

A representative of Baker Tilly Virchow Krause, LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and be available to respond to appropriate questions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee makes recommendations to the Board of Directors concerning general guidelines on compensation of employees and specific recommendations for Mr. Freeman. The Compensation Committee is composed entirely of the following four independent outside directors: Bayles, Brown, Rosenberger and Stauffer. No member of the Compensation Committee during fiscal year 2014 was an officer or employee of the Corporation or its subsidiary or was formerly an officer of the Corporation or its subsidiary. No member of the Compensation Committee had any relationship or transaction with the Corporation or with any third party requiring disclosure under applicable SEC rules.

EXECUTIVE COMPENSATION

The following table is a summary of the compensation for the past two years earned by the principal executive officer, the two most highly compensated executive officers who were serving as of December 31, 2014 and persons serving as principal financial officer at any time during 2014.

Summary Compensation Table

		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Name and Position	Year	($)(1)	($)	($)	($)(2)	($)	($)		($)
David W. Freeman	2014	$332,567	$16,628	$0	$12,288	N/A	$32,906	(3)	$394,389
Principal Executive Officer	2013	305,000	0	0	11,540	N/A	33,078	(3)	349,618

Bret H. Krevolin	2014	140,632	0	0	5,766	N/A	11,261	(4)	157,659
Former Principal Financial Officer	2013	218,274	0	0	9,236	N/A	17,537	(4)	245,047

Janice McCracken Erkes	2014	63,846	3,192	0	0	N/A	138	(5)	67,176
Principal Financial Officer

Scott G. Orzehoski	2014	197,940	9,897	0	10,977	N/A	16,499	(6)	235,313
Executive Vice President	2013	185,658	0	0	8,815	N/A	15,888	(6)	210,361

Jennifer L. Frost	2014	180,581	9,029	0	12,513	N/A	14,788	(7)	216,911
Executive Vice President	2013	168,793	0	0	9,343	N/A	13,023	(7)	191,159

(1)	“Salary” is the actual base pay compensation paid through December 31, 2014 and 2013, respectively.

Bret H. Krevolin terminated employment on July 18, 2014. Janice McCracken Erkes commenced employment on September 8, 2014.

The annual base salaries of the named executive officers currently employed for 2015 are as follows:

David W. Freeman - $360,000;

Janice McCracken Erkes - $206,000;

Scott G. Orzehoski - $200,000; and

Jennifer L. Frost - $183,500

(2)

The amounts reported in this column reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. This method of reporting uses the fair value of an award on the grant date. All of the option awards vest after a three-year period.

(3)

Includes the Bank's contributions on behalf of Mr. Freeman to the Retirement Savings Plan of $20,800 and $20,400; country club membership dues of $9,205 and $8,995; and reimbursement of spousal expenses for conferences, meals and entertainment of $2,901 and $3,683 for 2014 and 2013, respectively.

(4)

Includes the Bank's contributions on behalf of Mr. Krevolin to the Retirement Savings Plan of $11,211 and $17,462; and reimbursement of spousal expenses for conferences, meals and entertainment of $50 and $75 for 2014 and 2013, respectively.

(5)

Includes the Bank's reimbursement to Ms. McCracken Erkes for spousal expenses for conferences, meals and entertainment of $45 and payments of $93 to decline coverage under the Bank’s health benefits plan for 2014.

(6)

Includes the Bank's contributions on behalf of Mr. Orzehoski to the Retirement Savings Plan of $15,835 and $14,853; country club membership dues of $589 and $920; and reimbursement of spousal travel and entertainment expense of $75 and $115 for 2014 and 2013, respectively.

(7)

Includes the Bank's contributions on behalf of Ms. Frost to the Retirement Savings Plan of $14,228 and $12,463 and payments of $560 and $560 to decline coverage under the Bank’s health benefits plan for 2014 and 2013, respectively.

Stock Option Grants for 2014

On January 28, 2014, the Corporation granted 3,200, 3,100, 2,875 and 2,875 stock options, exercisable at $25.16 per share, to Mr. Freeman, Mr. Krevolin, Mr. Orzehoski and Ms. Frost, respectively, under the Corporation’s existing stock option program. No options were granted to Ms. McCracken Erkes during 2014. The 3,100 options granted to Mr. Krevolin were forfeited in connection with his termination of employment on July 18, 2014.

The stock options are all subject to a five-year term and vest after a three-year period from the grant date.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information concerning exercisable and unexercisable stock options held by each named executive officer as of December 31, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
Option Awards
		Number of	Number of	Equity Incentive Plan
		Securities	Securities	Awards: Number of
		Underlying	Underlying	Securities Underlying	Option
		Unexercised	Unexercised	Unexercised Unearned	Exercise	Option
	Option	Options	Options	Options	Price	Expiration
Name	Grant Date	(#) Exercisable	(#) Unexercisable	(#)	($)	Date (1)

David W. Freeman	9/8/2010	2,000		0	19.76	9/8/2015
	1/25/2011	3,375		0	20.00	1/25/2016
	1/24/2012		3,375	0	21.35	1/24/2017
	1/22/2013		3,400	0	23.20	1/22/2018
	1/28/2014		3,200	0	25.16	1/28/2019

Scott G. Orzehoski	1/18/2005	2,600		0	32.35	1/15/2015
	2/16/2010	2,600		0	17.25	2/16/2015
	1/25/2011	2,975		0	20.00	1/25/2016
	1/24/2012		2,975	0	21.35	1/24/2017
	1/22/2013		3,000	0	23.20	1/22/2018
	1/28/2014		2,950	0	25.16	1/28/2019

Jennifer L. Frost	8/29/2011	2,500		0	22.11	8/29/2016
	1/24/2012		2,850	0	21.35	1/24/2017
	1/22/2013		2,900	0	23.20	1/22/2018
	1/28/2014		2,875	0	25.16	1/28/2019

(1) Options vest after a 3 year period, commencing upon the date of grant.

In connection with Mr. Krevolin’s termination of employment on July 18, 2014, all outstanding stock options granted to him pursuant to the Corporation’s equity incentive plan which were vested and outstanding on such date were exercised in accordance with the terms of the Corporation’s equity incentive plan. All unvested shares were forfeited.

Ms. McCracken Erkes had no outstanding equity awards as of December 31, 2014.

Employment Agreement and Change in Control

QNB and Mr. Freeman are parties to an employment agreement that currently automatically renews annually unless either party gives notice of non-renewal at least 90 days prior to the annual renewal date. Under the terms of the employment agreement, Mr. Freeman is to be employed as the President and Chief Executive Officer of QNB and the Bank, at a current annual base salary of $360,000, and shall perform all duties and accept all responsibilities incident to such positions as may be assigned by the Board of Directors. Mr. Freeman may be discharged at any time for cause as defined in the agreement.

If Mr. Freeman's employment is terminated without cause or he terminates employment for specified events of “good reason” (as defined in the agreement) prior to a change in control of QNB or the Bank, Mr. Freeman is entitled to receive his annual base salary then in effect and continuation of health care benefits for a period of 12 months. In the event of Mr. Freeman's death or disability, the agreement will terminate and QNB shall pay either to Mr. Freeman or his dependents any benefits due to him under the employee benefit plan.

The employment agreement also contains change in control features which provides certain benefits to Mr. Freeman in the event of a change in control of QNB or the Bank. Under the Agreement, a change in control includes, among other things, a merger, consolidation, division or disposition of substantially all of the assets of QNB or the Bank, or a purchase by QNB or the Bank of substantially all of the assets of another entity, unless, in either case, the transaction is approved in advance by sixty-six and two-thirds percent or more of the members of the Board of QNB or the Bank who are not interested in the transaction and a majority of the members of the Board of the surviving entity and of the Board of Directors of such entity’s parent corporation, if any, are former members of the Board of QNB or the Bank. A change of control also includes the acquisition by a person or group of beneficial ownership of 25% of more of the voting securities of QNB or the Bank. It also includes a situation where, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of QNB or the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

In the event that Mr. Freeman’s employment is involuntarily terminated or he terminates employment for specified events of “good reason” (as defined in the agreement) following a change in control of QNB or the Bank, he will receive, a lump-sum cash payment equal to two times annual base salary then in effect and the continuation of employer-provided healthcare benefits for two years at the level and cost to him and his qualified dependents in effect on the date of termination. The agreement further provides that, if this lump sum payment, when added to all other amounts or benefits provided to or on behalf of Mr. Freeman in connection with his termination of employment, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, such payment would be reduced to the extent necessary to avoid such excise tax imposition. The determination of any reduction in the lump sum payment pursuant to the foregoing provisions will be made by QNB’s independent registered public accounting firm.

Change of Control Agreements

QNB and the Bank are parties to a change of control agreements with Janice McCracken Erkes, Executive Vice President and Chief Financial Officer of the Bank, Scott G. Orzehoski, Executive Vice President and Chief Lending Officer of the Bank and Jennifer L. Frost, Executive Vice President and Chief Information Technology Officer. The agreements provide certain benefits to Ms. McCracken Erkes, Mr. Orzehoski and Ms. Frost in the event that their employment is terminated without cause within three years of a change of control of QNB or the Bank. Under the agreements, a change in control includes, among other things, a merger, consolidation, division or disposition of substantially all of the assets of QNB or the Bank, or a purchase by QNB or the Bank of substantially all of the assets of another entity, unless, in either case, the transaction is approved in advance by 70% or more of the members of the Board of QNB or the Bank who are not interested in the transaction and a majority of the members of the Board of the surviving entity and of the Board of Directors of such entity’s parent corporation, if any, are former members of the Board of QNB or Bank. A change of control also includes the acquisition by a person or group of beneficial ownership of 25% of more of the voting securities of QNB or the Bank. It also includes a situation where, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of QNB or the Bank cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

In the event of involuntary termination of Ms. McCracken Erkes, Mr. Orzehoski or Ms. Frost’s employment (other than for cause) within three years of a change in control of QNB or the Bank, Ms. McCracken Erkes will receive a lump sum payment equal to two times her average annual compensation over the five years prior to her termination of employment and Mr. Orzehoski and Ms. Frost will receive a lump sum payment equal to his or her average annual compensation over the five years prior to his or her termination of employment.  The agreement further provides that, if the lump sum payment, when added to all other amounts or benefits provided to or on behalf of Ms. McCracken Erkes, Mr. Orzehoski and Ms. Frost in connection with their termination of employment, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, such payment would be reduced to the extent necessary to avoid such excise tax. The determination of any reduction in the lump sum payments pursuant to the foregoing provisions will be made by QNB’s independent registered public accounting firm.

DIRECTOR COMPENSATION

The following table sets forth compensation earned by non-employee directors for the year ended December 31, 2014. Each director of QNB is also a member of the Bank’s Board of Directors.

Fees Earned or
Name and Position	or Paid in Cash
($)
Autumn R. Bayles	20,300
Thomas J. Bisko	27,350
Kenneth F. Brown, Jr.	26,700
Dennis Helf	49,175
G. Arden Link	19,500
Anna Mae Papso	27,750
Gary S. Parzych	23,825
Henry L. Rosenberger	19,175
Edgar L. Stauffer (1)	4,475
W. Randall Stauffer	14,050

(1)	Compensation for Mr. Stauffer represents fees paid for meetings attended until his retirement in May 2014.

During 2015, directors, with the exception of Mr. Freeman, will receive an annual fee of $8,500. The Chairman of the Board will receive additional compensation of $15,000. In addition, each director will receive a fee of $750 for each Bank Board meeting attended. Directors are not reimbursed for QNB Board meetings. Members of the committees of the Board of Directors will receive $325 for each committee meeting attended, provided the committee meeting was not held as part of a scheduled Board meeting. The Chairperson of the Audit Committee will receive additional compensation of $3,000. In addition, the Chairman of the Compensation Committee will receive additional compensation of $750 and the Chairman of the Building Committee will receive additional compensation of $750.

PROPOSAL 2

TO APPROVE AND ADOPT

2015 STOCK INCENTIVE PLAN

On February 24, 2015, the Board of Directors adopted the Corporation’s 2015 Stock Incentive Plan (the “Stock Incentive Plan”) and reserved 300,000 shares of Common Stock for issuance under the Stock Incentive Plan. In addition, the Board of Directors recommended the Stock Incentive Plan be submitted to shareholders for their approval and adoption at the 2015 Annual Meeting of Shareholders.

The purpose of the Stock Incentive Plan is to advance the development, growth and financial condition of the Corporation by providing incentives through participation in the appreciation of capital stock of the Corporation in order to secure, retain and motivate personnel responsible for the operation and management of the Corporation. The Stock Incentive Plan is designed to attract and retain individuals of outstanding ability as employees of the Corporation, to encourage employees to acquire a proprietary interest in the Corporation, to continue their employment with the Corporation and to render superior performance during such employment.

The principal features of the Stock Incentive Plan are summarized below. This summary is qualified in its entirety by reference to the Stock Incentive Plan, which is appended as Exhibit “A” to this Proxy Statement.

The Stock Incentive Plan will be deemed effective as of February 24, 2015, the date that the Board of Directors approved the Plan (subject to shareholder approval), and will continue in effect until all awards under the Stock Incentive Plan either have lapsed, been exercised, satisfied or cancelled according to the terms under the Stock Incentive Plan, or until February 24, 2025 (10 years). The shares of stock that may be issued under the Stock Incentive Plan shall not exceed in aggregate 300,000 shares of the Common Stock, as may be adjusted from time to time due to stock splits, payments of stock dividends or other changes in the structure of the Corporation's capital.

The Stock Incentive Plan will be administered by a committee consisting of two or more non-employee directors (the "Committee") and, except as otherwise permitted by certain securities laws, who have not, during the year prior to commencing service on the Committee have been, nor will, while a member of the Committee, be granted any awards under the Stock Incentive Plan, or any other Stock Incentive Plan of the Corporation that provides for discretionary grants or awards.

A new plan benefits table, as described in the federal proxy rules, is not provided because all awards made under the Stock Incentive Plan are discretionary. However, please refer to the tables "Summary Compensation Table" and " Outstanding Equity Awards at Fiscal Year End" on pages 15 and 16 of this proxy statement, which set forth the grants made to the Corporation's chief executive officer, the chief financial officer and the other most highly compensated executive officers in the last fiscal year.

Awards

Awards made under the Stock Incentive Plan may be in the form of (i) options to purchase stock intended to qualify as incentive stock options under Sections 421 and 422 of the Code (referred to herein as "Incentive Options") or (ii) options which do not so qualify (referred to herein as "Non-Qualified Options"). Under the Stock Incentive Plan, awards are exercisable during a participant's lifetime only by the recipient and are not saleable, transferable or assignable by the participant except by will or pursuant to applicable laws of descent and distribution. Generally, awards may be exercised in whole or in part. Funds received by the Corporation from the exercise of any award will be used for its general corporate purposes. The Committee may permit an acceleration of previously established exercise terms of any award as, when, under such facts and circumstances, and subject to such other or further requirements and conditions as the Committee may deem necessary or appropriate, including, but not limited to, upon a change in control of the Corporation (as defined in the Stock Incentive Plan).

Qualified Options

Qualified Options may not be awarded under the Stock Incentive Plan more than ten years after February 24, 2015, the date of adoption of the Plan by the Board of Directors (subject to shareholder approval). Qualified Options are only exercisable, at a minimum, beginning six months after the date of the award and may not be exercised after the expiration of five years from the date of the award. The purchase price of the stock subject to any Qualified Option, as determined by the Committee, may not be less than the stock's fair market value (as defined in the Stock Incentive Plan) at the time the option is awarded or less than its par value. If the recipient of a Qualified Option ceases to be employed by the Corporation, or a subsidiary thereof, the Committee may permit the recipient to exercise such option during its remaining term for a period of not more than three months. This period may be extended to 12 months if such employment cessation was due to recipient's disability, as defined in the Stock Incentive Plan. If a recipient ceases to be employed due to his or her death, the Committee may permit the recipient's qualified personal representatives or any persons who acquire the options pursuant to his or her will or the laws of the descent and distribution, to exercise such option during its remaining term for a period not to exceed 12 months after the recipient's death to the extent that the option was then and remains exercisable.

Non-Qualified Options

Similar to Qualified Options, Non-Qualified Options are only exercisable, at a minimum, beginning six months after the date of the award and may not be exercised after the expiration of five years from the date of the award. If a recipient of a Non-Qualified Option ceases to be eligible under the Stock Incentive Plan before the option lapses or before it is fully exercised, the Committee may permit the recipient to exercise the option during its remaining term to the extent that the option was then and remains exercisable, for such time period and under such terms and conditions as may be prescribed by the Committee. The exercise price of a Non-Qualified Option, as determined by the Committee, shall not be less than the stock's fair market value (as defined in the Stock Incentive Plan) at the time such option is awarded.

Federal Tax Consequences

An employee who receives Qualified Options will not recognize taxable income on the grant or the exercise of the option. If the stock acquired by the exercise of a Qualified Option is held until the later of: (i) two years from the date of the grant, and (ii) one year from the date of exercise, any gain (or loss) recognized on the sale or exchange of the stock will be treated as long-term capital gain (or loss), and the Corporation will not be entitled to any income tax deduction. If stock acquired on exercise of a Qualified Option is sold or exchanged before the expiration of the required holding period, the employee will recognize ordinary income in the year of disposition in an amount equal to the difference between the option price and the lesser of the fair market value of the stock on the date of exercise, or the selling price. In the event of a disqualifying disposition, the Corporation will be entitled to an income tax deduction in the year of such disposition in an amount equal to the amount of ordinary income recognized by the employee.

An employee who receives Non-Qualified Options will not recognize taxable income on the grant of the option, however, upon the exercise, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock on the date that the option is exercised over the exercise price for the option. The Corporation will be entitled to an income tax deduction in the year of exercise in an amount equal to the amount of ordinary income recognized by the employee. Gain or loss on a subsequent sale or other disposition of the shares acquired upon the exercise of a Non-Qualified Option will be measured by the difference between the amount realized on the disposition and the tax basis of such shares, and will generally be long-term capital gain or loss depending on the holding period involved. The tax basis of the shares acquired upon the exercise of any Non-Qualified Option will be equal to the sum of the exercise price of such Non-Qualified Option and the amount included in income with respect to such option. Notwithstanding the foregoing, in the event that exercise of the option is permitted other than by cash payment of the exercise price, various special tax rules may apply.

The foregoing tax discussion is intended as a summary only and the federal income tax consequences to any person who participated in the Stock Incentive Plan and to the Corporation may vary from those described above, depending upon individual actions and circumstances.

The Board of Directors may amend the Stock Incentive Plan at any time without shareholder approval; however, the Board of Directors may not alter or impair any rights or obligations under any award previously granted and subject to the requirements under applicable law.

The Stock Incentive Plan will terminate upon the earlier of the Board's adoption of a resolution terminating the Stock Incentive Plan or February 24, 2025.

The Board of Directors recommends a vote FOR the following resolution which will be presented at the Annual Meeting:

RESOLVED, that the 2015 Stock Incentive Plan, the text of which is set forth in full and in its entirety in the Proxy Statement for the 2015 Annual Meeting of Shareholders, as Exhibit "A", is hereby approved, adopted, ratified and confirmed by the shareholders of the Corporation.

Proxies solicited by the Board of Directors will be voted for the foregoing resolution unless shareholders specify to the contrary on their proxies.

RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMEND THAT YOU VOTE "FOR" THE PROPOSAL TO APPROVE THE 2015 STOCK INCENTIVE PLAN.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

Independent Registered Public Accounting Firm

Our Board’s Audit Committee is comprised entirely of directors who are independent pursuant to the rules adopted by the Securities and Exchange Commission (SEC) and the corporate governance standards promulgated by the NASDAQ Stock Market. Among other things, the Board has determined that each member has a general understanding of finance and accounting practices. The Board made these determinations in its business judgment, based on its interpretation of the Nasdaq Stock Market’s requirements for audit committee members.

Under the Audit Committee’s charter, the Committee is responsible for selecting QNB’s independent registered public accounting firm. The Committee evaluates and monitors the auditors’ qualifications, performance and independence. You can learn more about the committee’s responsibilities with respect to the independent registered public accounting firm in the Committee’s charter, which is available on QNB’s website at www.qnbbank.com under “Governance Documents”.

Based on the recommendation of the Audit Committee, the Board unanimously recommends that shareholders vote to ratify the Audit Committee’s selection of Baker Tilly Virchow Krause, LLP as QNB’s independent registered public accounting firm for 2015.

Representatives of Baker Tilly Virchow Krause, LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire. They will also be available to respond to appropriate questions presented at the Annual Meeting.

Voting Requirements

The affirmative vote of a majority of the votes cast at the meeting, assuming the presence of a quorum, is required for the adoption of this Proposal.

In the event that the shareholders do not ratify the selection of Baker Tilly Virchow Krause, LLP, the selection of QNB’s independent registered public accounting firm will be reconsidered by the Audit Committee. The Committee will be under no obligation, however, to select a new independent registered public accounting firm. If the Committee does select a new independent registered public accounting firm for 2015, we will not seek shareholder ratification of the new independent registered public accounting firm selected by the Committee.

RECOMMENDATION

THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY VIRCHOW KRAUSE, LLP AS QNB’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

QNB and the Bank have not entered into any material transactions, proposed or consummated, with any director or executive officer, or any 5% security holder, of QNB or the Bank, or any associate of the foregoing persons, except as disclosed below. QNB and the Bank have engaged in and intend to continue to engage in banking and financial transactions in the ordinary course of business with directors and officers of QNB and the Bank and their associates on comparable terms with similar interest rates as those prevailing from time to time for other Bank customers. The Bank makes loans to its officers and directors, as well as their immediate families and companies, in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank, and these loans did not involve more than the normal risk of collection or present other unfavorable features. The aggregate amount of indebtedness outstanding as of the latest practicable date, February 28, 2015, to the above described group was $10,973,000.

SHAREHOLDER COMMUNICATIONS

The Board of Directors does not have a formal process for shareholders to send communications to the Board. Due to the infrequency of shareholder communications to the Board of Directors, the Board does not believe that a formal process is necessary. Written communications received by QNB from shareholders are shared with the full Board no later than the next regularly scheduled Board meeting. Written communication should be mailed to the CEO at the Corporation's offices at P.O. Box 9005, Quakertown, PA 18951.

NOMINATIONS AND SHAREHOLDER PROPOSALS

Nominations of individuals for election to the Board of Directors may be made by any shareholder if made in writing and delivered or mailed to the CEO of QNB, not less than 45 days or more than 60 days prior to any shareholder meeting called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, the nomination shall be mailed or delivered to the CEO of QNB not later than the close of business on the 7th day following the day on which the notice of the meeting was mailed. The notification must contain the following information to the extent known to the notifying shareholder:

(a)	the name and address of each proposed nominee;
(b)	the principal occupation of each proposed nominee;
(c)	the total number of shares of QNB common stock that will be voted for each proposed nominee;
(d)	the name and residential address of the notifying shareholder; and
(e)	the number of shares of QNB common stock owned by the notifying shareholder.

Nominations not made in accordance with these provisions may be disregarded by the Chairman at the annual meeting.

If you wish to include a proposal in the Proxy Statement for the 2016 Annual Meeting of Shareholders under applicable SEC rules, your written proposal must be received by the Corporation no later than December 16, 2015. The proposal should be mailed by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the SEC, the laws of Pennsylvania, and the Corporation’s Bylaws. Shareholder proposals may be mailed to the Secretary of QNB, QNB Corp., P.O. Box 9005, Quakertown, PA 18951-9005.

The rules of the SEC provide that, if the Corporation does not receive notice of a shareholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Corporation will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting. The deadline for these proposals for the year 2016 annual meeting is February 28, 2016. If a shareholder gives notice of such a proposal after this deadline, the Corporation’s proxy holders will be allowed to use their discretionary authority to vote against the shareholder proposal when and if the proposal is raised at our 2016 Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires QNB's officers and directors and persons who own more than 10% of QNB's common stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% owners are required by SEC regulations to furnish QNB with copies of all Section 16(a) forms they file.

To the Board of Directors’ knowledge, based solely on review of the copies of such reports furnished to QNB during fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to its executive officers and directors were complied with, except for David W. Freeman who inadvertently filed one form late relating to one transaction.

OTHER MATTERS

Management is not aware of any business to come before the annual meeting other than those matters described in the proxy statement and the accompanying notice of annual meeting. However, if any other matters should properly come before the annual meeting, it is intended that the proxies hereby solicited will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies or the recommendation of the Board of Directors.

If there are not sufficient votes for approval of any of the matters to be acted upon at the annual meeting, the annual meeting may be adjourned to permit the further solicitation of proxies.

MISCELLANEOUS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the QNB’s Proxy Statement may have been sent to multiple shareholders in your household. QNB will promptly deliver a separate copy of the document to you if you request one by writing or calling as follows: Jean Scholl at QNB Corp., P.O. Box 9005, Quakertown, PA 18951-9005, telephone (215) 538-5600. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

UPON REQUEST OF ANY SHAREHOLDER, A COPY OF THE CORPORATION’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014, INCLUDING A LIST OF THE EXHIBITS THERETO, REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13a-1 UNDER THE EXCHANGE ACT MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO THE CORPORATION’S ASSISTANT SECRETARY AT QNB CORP., P.O. BOX 9005, QUAKERTOWN, PA 18951-9005.

Exhibit A

QNB CORP.

2015 STOCK INCENTIVE PLAN

1.

Purpose. The purpose of this Stock Incentive Plan (the "Plan") is to advance the development, growth and financial condition of QNB Corp. (the "Corporation") and each subsidiary thereof, as defined in Section 424 of the Internal Revenue Code of 1986, as amended (the "Code"), by providing incentives through participation in the appreciation of the common stock of the Corporation to secure, retain and motivate personnel who may be responsible for the operation and for management of the affairs of the Corporation and any subsidiary now or hereafter existing ("Subsidiary").

2.

Term. The Plan shall become effective as of the date it is adopted by the Corporation's Board of Directors (the "Board"), and shall be presented for approval at the next meeting of the Corporation's shareholders. Any and all options and rights awarded under the Plan (the "Awards") before it is approved by the Corporation's shareholders shall be conditioned upon, and may not be exercised before, receipt of shareholder approval, and shall lapse upon failure to receive such approval. Unless previously terminated by the Board, the Plan shall terminate on, and no options shall be granted after the tenth anniversary of the effective date of the Plan.

3.

Stock. Shares of the Corporation's common stock, par value $0.625 per share (the "Stock"), that may be issued under the Plan shall not exceed, in the aggregate, 300,000 shares, as may be adjusted pursuant to Section 16 hereof. Shares may be either authorized and unissued shares, or authorized shares, issued by and subsequently reacquired by the Corporation as treasury stock. Under no circumstances shall any fractional shares be awarded under the Plan. Except as may be otherwise provided in the Plan, any Stock subject to an Award that, for any reason, lapses or terminates prior to exercise, shall again become available for grant under the Plan. While the Plan is in effect, the Corporation shall reserve and keep available the number of shares of Stock needed to satisfy the requirements of the Plan. The Corporation shall apply for any requisite governmental authority to issue shares under the Plan. The Corporation's failure to obtain any such governmental authority, deemed necessary by the Corporation's legal counsel for the lawful issuance and sale of Stock under the Plan, shall relieve the Corporation of any duty, or liability for the failure to issue or sell the Stock.

4.

Administration. The ability to control and manage the operation and administration of the Plan shall be vested in the Board or in a committee of two or more members of the Board, selected by the Board (the "Committee"). The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make any and all determinations that may be necessary or advisable for the administration of the Plan. Any interpretation of the Plan by the Committee and any decision made by the Committee under the Plan is final and binding.

The Committee shall be responsible and shall have full, absolute and final power of authority to determine what, to whom, when and under what facts and circumstances Awards shall be made, and the form, number, terms, conditions and duration thereof, including but not limited to when exercisable, the number of shares of Stock subject thereto, and the stock option exercise prices. The Committee shall make all other determinations and decisions, take all actions and do all things necessary or appropriate in and for the administration of the Plan. No member of the Committee or of the Board shall be liable for any decision, determination or action made or taken in good faith by such person under or with respect to the Plan or its administration.

5.

Awards. Awards may be made under the Plan in the form of: (a) "Qualified Options" to purchase Stock, which are intended to qualify for certain tax treatment as incentive stock options under Sections 421 and 422 of the Code, or (b) "Non-Qualified Options" to purchase Stock, which are not intended to qualify under Sections 421 through 424 of the Code. More than one Award may be granted to an eligible person, and the grant of any Award shall not prohibit the grant of another Award, either to the same person or otherwise, or impose any obligation to exercise on the participant. All Awards and the terms and conditions thereof shall be set forth in written agreements, in such form and content as approved by the Committee from time to time, and shall be subject to the provisions of the Plan whether or not contained in such agreements. Multiple Awards for a particular person may be set forth in a single written agreement or in multiple agreements, as determined by the Committee, but in all cases each agreement for one or more Awards shall identify each of the Awards thereby represented as a Qualified Option or Non-Qualified Option, as the case may be.

6.

Eligibility. Persons eligible to receive Awards shall be those key officers and other employees of the Corporation and each Subsidiary, as determined by the Committee. A person's eligibility to receive an Award shall not confer upon him or her any right to receive an Award. Except as otherwise provided, a person's eligibility to receive, or actual receipt of an Award under the Plan shall not limit or affect his or her benefits under or eligibility to participate in any other incentive or benefit plan or program of the Corporation or of its affiliates.

7.	Qualified Options. In addition to other applicable provisions of the Plan, all Qualified Options and Awards thereof shall be under and subject to the following terms and conditions:

(a)	No Qualified Option shall be awarded more than ten (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the Corporation's shareholders, whichever is earlier;

(b)

The time period during which any Qualified Option is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of five (5) years after the date the Qualified Option is awarded;

(c)

If a participant, who was awarded a Qualified Option, ceases to be employed by the Corporation or any Subsidiary for any reason other than his or her death, the Committee may permit the participant thereafter to exercise the option during its remaining term for a period of not more than three (3) months after cessation of employment to the extent that the Qualified Option was then and remains exercisable, unless such employment cessation was due to the participant's disability, as defined in Section 22(e)(3) of the Code, in which case the three (3) month period shall be twelve (12) months; if the participant dies while employed by the Corporation or a Subsidiary, the Committee may permit the participant's qualified personal representatives, or any persons who acquire the Qualified Option pursuant to his or her Will or laws of descent and distribution, to exercise the Qualified Option during its remaining term for a period of not more than twelve (12) months after the participant's death to the extent that the Qualified Option was then and remains exercisable; the Committee may impose terms and conditions upon and for the exercise of a Qualified Option after the cessation of the participant's employment or his or her death;

(d)	The purchase price of Stock subject to any Qualified Option shall not be less than the Stock's fair market value at the time the Qualified Option is awarded or less than the Stock's par value; and

(e)	Qualified Options may not be sold, transferred or assigned by the participant except by will or the laws of descent and distribution.

8.	Non-Qualified Options. In addition to other applicable provisions of the Plan, all Non-Qualified Options and Awards thereof shall be under and subject to the following terms and conditions:

(a)

The time period during which any Non-Qualified Option is exercisable shall not commence before the expiration of six (6) months or continue beyond the expiration of five (5) years after the date the Non-Qualified Option is awarded;

(b)

If a participant, who was awarded a Non-Qualified Option, ceases to be eligible under the Plan, before lapse or full exercise of the option, the Committee may permit the participant to exercise the option during its remaining term, to the extent that the option was then and remains exercisable, or for such time period and under such terms and conditions as may be prescribed by the Committee;

(c)	The purchase price of a share of Stock subject to any Non-Qualified Option shall not be less than the Stock's par value; and

(d)

Except as otherwise provided by the Committee, Non-Qualified Stock Options granted under the Plan are not transferable except as designated by the participant by will and the laws of descent and distribution.

9.

Exercise. Except as otherwise provided in the Plan, Awards may be exercised in whole or in part by giving written notice thereof to the Assistant Secretary of the Corporation, or his or her designee, identifying the Award to be exercised, the number of shares of Stock with respect thereto, and other information pertinent to exercise of the Award. The purchase price of the shares of Stock with respect to which an Award is exercised shall be paid with the written notice of exercise, either in cash, by tendering other shares of Company common stock held by optionee for at least six months having a fair market value as of the date of exercise equal to the total purchase price, by any method established by the Committee including a so-called “cashless exercise”, by giving instructions to withhold from the stock to be received upon exercise of the option the number of shares having a fair market value equal to the exercise price, or by any combination of these methods of payment, at its then current fair market value, or in any combination thereof, as the Committee shall determine. Funds received by the Corporation from the exercise of any Award shall be used for its general corporate purposes.

The Committee may permit an acceleration of previously established exercise terms of any Awards as, when, under such facts and circumstances, and subject to such other or further requirements and conditions as the Committee may deem necessary or appropriate. In addition:

(a)

if the Corporation or its shareholders execute an agreement to dispose of all or substantially all of the Corporation's assets or stock by means of sale, merger, consolidation, reorganization, liquidation or otherwise, as a result of which the Corporation's shareholders, immediately before the transaction, will not own at least fifty percent (50%) of the total combined voting power of all classes of voting stock of the surviving entity (be it the Corporation or otherwise) immediately after the consummation of the transaction, then any and all outstanding Awards shall immediately become and remain exercisable or, if the transaction is not consummated, until the agreement relating to the transaction expires or is terminate, in which case, all Awards shall be treated as if the agreement was never executed;

(b)

if there is an actual, attempted, or threatened change in the ownership of at least twenty-five percent (25%) of all classes of voting stock of the Corporation through the acquisition of, or an offer to acquire such percentage of the Corporation's voting stock by any person or entity, or persons or entities acting in concert or as a group, and the acquisition or offer has not been duly approved by the Board; or

(c)

if during any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board cease, for any reason, to constitute at least a majority of the Board, (unless the election of each director of the Board, who was not a director of the Board at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) thereupon any and all Awards immediately shall become and remain exercisable.

10.

Withholding. When a participant exercises a stock option awarded under the Plan, the Corporation, in its discretion and as required by law, may require the participant to remit to the Corporation an amount sufficient to satisfy fully any federal, state and other jurisdictions' income and other tax withholding requirements prior to the delivery of any certificates for shares of Stock, at the Committee's discretion remittance may be made in cash, shares already held by the participant or by the withholding by the Corporation of sufficient shares issuable pursuant to the option to satisfy the participant's withholding obligation.

11.

Value. Where used in the Plan, the "fair market value" of Stock or any options or rights with respect thereto, including Awards, shall mean and be determined by (a) the bid price on the principal established domestic securities exchange on which listed, and if not listed, then (b) the dealer "bid" price thereof on the New York over-the-counter market, as reported by the National Association of Securities Dealers, Inc., in either case as of the specified or otherwise required or relevant time, or if not traded as of such specified, required or relevant time, then based upon such reported sales or "bid" price before and/or after such time in accordance with pertinent provisions of and principles under the Code and the regulations promulgated thereunder.

12.

Amendment. To the extent permitted by applicable law, the Board may amend, suspend, or terminate the plan at any time. The amendment or termination of this Plan shall not, without the consent of the participants, alter or impair any rights or obligations under any Award previously granted hereunder.

From time to time, the Committee may rescind, revise and add to any of the terms, conditions and provisions of the Plan or of an Award as necessary or appropriate to have the Plan and any Awards thereunder be or remain qualified and in compliance with all applicable laws, rules and regulations, and the committee may delete, omit or waive any of the terms and conditions or provisions that are no longer required by reason of changes of applicable laws, rules or regulations, but not limited to, the provisions of Sections 421 and 422 of the Code, Section 16 of the Securities Exchange Act of 1934, as amended, (the "1934 Act") and the rules and regulations promulgated by the Securities and Exchange Commission. Without limiting the generality of the preceding sentence, each Qualified Option shall be subject to such other and additional terms, conditions and provisions as the Committee may deem necessary or appropriate in order to qualify as a Qualified Option under Section 422 of the Code, including, but not limited to, the following provisions:

(a)

At the time a Qualified Option is awarded, the aggregate fair market value of the Stock subject thereto and of any Stock of other capital stock with respect to which incentive stock options qualifying under Sections 421 and 422 of the Code are exercisable for the first time by the participant during any calendar year under the Plan and any other plans of the Corporation or its affiliates, shall not exceed $100,000.00; and

(b)

No Qualified Option shall be awarded to any person if, at the time of the Award, the person owns shares of the stock of the Corporation possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or its affiliates, unless, at the time the Qualified Option is awarded, the exercise price of the Qualified Option is at least one hundred and ten percent (110%) of the fair market value of the Stock on the date of grant and the option, by its terms, is not exercisable after the expiration of five (5) years from the date it is awarded.

13.

Continued Employment. Nothing in the Plan or any Award shall confer upon any participant or other persons any right to continue in the employ of, or maintain any particular relationship with, the Corporation or its affiliates, or limit or affect any rights, powers or privileges that the Corporation or its affiliates may have to supervise, discipline and terminate the participant. However, the Committee may require, as a condition of making and/or exercising any Award, that a participant agree to, and in fact provide services, either as an employee or in another capacity, to or for the Corporation or any Subsidiary for such time period as the Committee may prescribe. The immediately preceding sentence shall not apply to any Qualified Option, to the extent such application would result in disqualification of the option under Sections 421 and 422 of the Code.

14.

General Restrictions. If the Committee or Board determines that it is necessary or desirable to: (a) list, register or qualify the stock subject to the Award, or the Award itself, upon any securities exchange or under any federal or state securities or other laws, (b) obtain the approval of any governmental authority, or (c) enter into an agreement with the participant with respect to disposition of any Stock (including, without limitation, an agreement that, at the time of the participant's exercise of the Award, any Stock thereby acquired is and will be acquired solely for investment purposes and without any intention to sell or distribute the Stock), then such Award shall not be consummated in whole or in part unless the listing, registration, qualification, approval or agreement, as the case may be, shall have been appropriately effected or obtained to the satisfaction of the Committee and legal counsel for the Corporation.

15.

Rights. Except as otherwise provided in the Plan, participants shall have no rights as a holder of the Stock unless and until one or more certificates for the shares of Stock are issued and delivered to the participant.

16.

Adjustments. In the event that the shares of common stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of common stock or other securities of the Corporation or of other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of common stock shall be increased through the payment of a stock dividend, stock split or similar transaction, then, there shall be substituted for or added to each share of common stock of the Corporation that was theretofore appropriated, or which thereafter may become subject to an option under the Plan, the number and kind of shares of common stock or other securities into which each outstanding share of the common stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such shares shall be entitled, as the case may be. Each outstanding Award shall be appropriately amended as to price and other terms, as may be necessary to reflect foregoing events.

If there shall be any other change in the number or kind of the outstanding shares of the common stock of the Corporation, or of any common stock or other securities in which such common stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award that was theretofore granted or that may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

The grant of an Award under the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

Fractional shares resulting from any adjustment in Awards pursuant to this Section 16 may be settled as a majority of the disinterested members of the Board of Directors or of the Committee, as the case may be, shall determine.

To the extent that the foregoing adjustments relate to common stock or securities of the Corporation, such adjustments shall be made by a majority of the members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Award that is so adjusted.

17.

Forfeiture. Notwithstanding anything to the contrary in this Plan, if the Committee finds, after full consideration of the facts presented on behalf of the Corporation and the involved participant, that he or she has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of his or her employment by the Corporation or by any Subsidiary and such action has damaged the Corporation or the Subsidiary, as the case may be, or that the participant has disclosed trade secrets of the Corporation or its affiliates, the participant shall forfeit all rights under and to all unexercised Awards, and under and to all exercised Awards under which the Corporation has not yet delivered payment or certificates for shares of Stock (as the case may be), all of which Awards and rights shall be automatically canceled. The decision of the Committee as to the cause of the participant's discharge from employment with the Corporation or any Subsidiary and the damage thereby suffered shall be final for purposes of the Plan, but shall not affect the finality of the participant's discharge by the Corporation or Subsidiary for any other purposes. The preceding provisions of this paragraph shall not apply to any Qualified Option to the extent such application would result in disqualification of the option as an incentive stock option under Sections 421 and 422 of the Code.

18.

Indemnification. In and with respect to the administration of the Plan, the Corporation shall indemnify each member of the Committee and/or of the Board, each of whom shall be entitled, without further action on his or her part, to indemnification from the Corporation for all damages, losses, judgments, settlement amounts, punitive damages, excise taxes, fines, penalties, costs and expenses (including without limitation attorneys' fees and disbursements) incurred by the member in connection with any threatened, pending or completed action, suit or other proceedings of any nature, whether civil, administrative, investigative or criminal, whether formal or informal, and whether by or in the right or name of the Corporation, any class of its security holders, or otherwise, by reason of his or her being or having been a member of the Committee and/'or of the Board, whether or not he or she continues to be a member of the Committee or of the Board. The provisions, protection and benefits of this Section shall apply and exist to the fullest extent permitted by applicable law to and for the benefit of all present and future members of the Committee and/or of the Board and their respective heirs, personal and legal representatives, successors and assigns, in addition to all other rights that they may have as a matter of law, by contract, or otherwise, except (a) to the extent there is entitlement to insurance proceeds under insurance coverage provided by the Corporation on account of the same matter or proceeding for which indemnification hereunder is claimed, or (b) to the extent there is entitlement to indemnification from the Corporation, other than under this Section, on account of the same matter or proceeding for which indemnification hereunder is claimed.

19.

Miscellaneous. (a) Any reference contained in this Plan to particular section or provision of law, rule or regulation, including but not limited to the Code and the 1934 Act, shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be. With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Section 16 and the rules and regulations promulgated thereunder, or any successor rules and regulations that may be promulgated by the Securities and Exchange Commission, and to the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by applicable law and deemed advisable by the Committee.

(b)

Where used in this Plan: the plural shall include the singular, and unless the context otherwise clearly requires, the singular shall include the plural; and the term "affiliates" shall mean each and every Subsidiary and any parent of the Corporation.

(c)	The captions of the numbered Sections contained in this Plan are for convenience only, and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan

            IN WITNESS WHEREOF, the Corporation has caused the Plan to be duly executed by its officers as of the 24th day of February, 2015.

(SEAL)

Lucy P. N. Sharp Secretary

QNB CORP.

IMPORTANT ANNUAL MEETING INFORMATION

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold
01 – Thomas J. Bisko	☐	☐
02 – Dennis Helf	☐	☐
03 – Jennifer L. Mann	☐	☐
04 – Scott R. Stevenson	☐	☐

Proposal	For	Against	Abstain
2. The adoption of the 2015 Stock Incentive Plan	☐	☐	☐
3. To ratify the appointment of Baker Tilly Virchow Krause, LLP as QNB's independent registered public accounting firm for 2015	☐	☐	☐

4. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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022LCD

QNB Corp.

2015 Annual Meeting of Shareholders

Tuesday, May 26, 2015, 11:00 a.m.

QNB Towne Bank Center
320 West Broad Street, Quakertown, PA 18951

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

QNB CORP.

Proxy — QNB Corp.

Notice of 2015 Annual Meeting of Shareholders

320 West Broad Street Quakertown, PA 18951
Proxy Solicited by Board of Directors for Annual Meeting - May 26, 2015

Norman L. Baringer, Charles M. Meredith, III and Edgar L. Stauffer, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of QNB Corp. to be held on May 26, 2015 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder on the reverse side hereof. If no such directions are indicated, the Proxies will have authority to vote FOR all director nominees, FOR the adoption of the 2015 Stock Incentive Plan and FOR the appointment of Baker Tilly Virchow Krause, LLP as QNB's independent registered public accounting firm for 2015.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)